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                                                                    Exhibit 10.5


                     REAL ESTATE PURCHASE AND SALE AGREEMENT

     THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of this 1st day of February, 2002 (the "Effective Date"), by and between CEDAR INCOME FUND PARTNERSHIP, L.P. ("Seller") and SOUTHPOINT PARKWAY CENTER, L.C., a Florida limited liability company corporation ("Purchaser").

     WHEREAS, Seller is the owner of fee simple title to approximately 11.73 gross acres (+/-) of real property located in Duval County, Florida, generally described on Exhibit "A" attached hereto and made a part hereof (the "Land"); and

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Land, together with the following: (a) the buildings and all other improvements located on the Land (the "Improvements"); (b) any appurtenances, rights, rights-of-way, easements, portions of any streets, ways, alleys, passages, gores of land, licenses and privileges belonging or appurtenant thereto; (c) Seller's interest in all rights to the development of the real property granted by each of the governmental entities having jurisdiction over the real property, including, without limitation, Seller's interest in any licenses, permits, approvals, dedications, concurrency certificates, certificates of occupancy, warranties, contract rights or rights to develop as may be required or necessary to permit the development of the Land by Purchaser and all trade names and logos used by Seller to identify the Property; (d) Seller's interest in any surveys, maps, studies, reports, or other written or electronically stored information in Seller's possession or control in connection with the ownership, permitting, or development of the Land; (e) all the personal property owned by Seller, if any, located upon the Land and the Improvements and used exclusively in connection with the operation thereof (the "Personal Property"); and (f) all of the Seller's right, title and interest as landlord under any leases or other occupancy agreements for any portion of the Property (the "Leases") (the Land together with the foregoing real property, development rights, and permits, and all other rights and appurtenances being referred to herein as the "Property").

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

     1. Sale. Seller has agreed and does hereby agree to sell and convey unto Purchaser, and Purchaser has agreed and does hereby agree to purchase the Property from Seller, together with all and singular the rights and appurtenances pertaining thereto, including any right, title and interest of Seller in and to adjacent streets, roads, alleys or rights-of-way, and such access and utility easements as are hereinafter described.



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     2. Purchase Price. Subject to credits, adjustments and prorations, the total purchase price (the "Purchase Price") to be paid to Seller by Purchaser for the Property is Four Million Seven Hundred Thousand and No/100 Dollars ($4,700,000.00) payable as follows:

     (a) Initial Deposit. On the Effective Date, Purchaser shall deposit the sum of Fifty Thousand and No/100 Dollars ($50,000.00) (the "Initial Deposit" or "Deposit") with Sturt H. Widowski, Esq., as Escrow Agent, Cedar Bay Realty Advisors, Inc., 44 South Bayles Avenue, Suite 304, Port
Washington, NY 11050 (the "Escrow Agent").

     (b) Cash Payment. On the Closing Date, the Purchaser shall pay the remainder of the Purchase Price to the Seller, of which the Deposit given hereunder shall constitute a part (increased or diminished by prorations and adjustments provided for herein) by confirmed wire transfer.

     3. Title and Survey Matters. (a) Condition of Title. At Closing, Seller shall convey good and marketable fee simple title to the Property to Purchaser by means of a Special Warranty Deed (the "Deed") in recordable form conveying the Property to Purchaser free and clear of all covenants, conditions, claims, liens, restrictions, leases, homestead rights and encumbrances except for the following items (the "Permitted Encumbrances"): (i) real property taxes for the year of closing and subsequent years (subject, however, to adjustments pursuant to Section 8(b) hereof); and (ii) those items approved by Purchaser pursuant to
Section 3(d) hereof; and (iii) those items listed on Exhibit F; and (iv) all conditions disclosed on the existing survey dated May 2, 2000 and (v) the Leases, as hereinafter defined.

     (b) Preliminary Title Report. Within ten (10) days after the Effective Date of this Agreement, Seller, at Seller's expense, shall obtain and deliver to Purchaser a title insurance commitment for the Property (the "Commitment") from Chicago Title Insurance Company and issued by New York Land Services, Inc., 630 Third Avenue, 5th Floor, New York, NY 10017, as the title agent ("Title Agent"), dated subsequent to the Effective Date of this Agreement, together with copies of all title exceptions shown thereon. The Commitment shall show title to the Property to be held by Seller and to be good and marketable, together with legible copies of all recorded instruments referred to therein, in an amount equal to the Purchase Price and subject only to the standard exceptions described as such on Exhibit F ((a) - (f) of which shall be deleted at Closing), the Permitted Encumbrances, and any other exceptions shown on the Commitment to which Purchaser has not objected within the time provided in Section 3(d) hereof.

     (c) Survey. Within twenty (20) days after the Effective Date of this Agreement, Seller shall deliver to Purchaser an updated survey (the "Survey") of the Property by a licensed surveyor of the State of Florida. The Survey must be acceptable

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to the Purchaser, acting reasonably, and shall be certified in favor of the Purchaser, the Seller, any lender, the title agent, and the Title Company. Upon acceptance of the Survey, the legal description therein shall be substituted as the description of the Property for the purposes of this Agreement. If the legal description has changed, then the Seller shall have the title agent endorse the Commitment accordingly. The Survey shall locate all locatable easements affecting the Property, alleys, streets, rights of way, utility easements, improvements and other manmade objects which are located upon the Property, and shall certify as to whether the Property lies within a special flood hazard zone as determined by the United States Department of Housing and Urban Development. If the Property lies within a flood zone, the certification shall state the flood zone. The Survey shall be dated and signed by a registered and/or licensed land surveyor in the state of Florida. The surveyor's seal shall be affixed to the Survey. The surveyor's registration and/or license number shall be indicated thereon and the metes and bounds legal description of the Property shall be set forth on the Survey. Any other survey requirements in the Commitment shall also be complied with by the surveyor so as to enable the Title Company or the Title Company's agent to delete the standard "survey" exception from the Commitment and title policy. Purchaser agrees that the format of the existing survey satisfies each of the foregoing requirements. Purchaser shall accept the existing May 2, 2000 survey in lieu of an updated survey if the Title Company deletes the standard "survey" exception from the Title Commitment/Policy.

     (d) Review by Purchaser. Within ten (10) days after receipt of each of the Commitment and the Survey as provided for in this Section 3, Purchaser shall notify Seller in writing of any title or survey matters, as applicable, of which Purchaser disapproves. Any matters set forth in the Commitment and Survey not disapproved by Purchaser pursuant to this Section 3(d) shall be deemed to be approved by Purchaser. In the event Purchaser so notifies Seller of any matters which it disapproves, other than Permitted Exceptions and those which Seller shall agree by written notice to Purchaser to discharge at or before Closing, within fifteen (15) days after Purchaser's notice of disapproval Seller shall have the right, but not the obligation, to eliminate or cure such disapproved matters or to make arrangements, satisfactory to Purchaser, to have such disapproved matters eliminated or cured prior to the Closing. Notwithstanding the foregoing, Seller shall be obligated to cure (and may use any proceeds of the sale for such purpose) all objections to title set forth below (herein referred to as "Monetary Objections"):

         (i) All mortgages or security interests affecting Seller's interest in the Property;

         (ii) All past due ad valorem taxes and assessments of any kind constituting a lien against the Property to the extent such assessments can be cured by the payment of money and is due and payable prior to the Closing Date;


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         (iii) All voluntary liens (including liens for non-payment of any sums for which Seller is contractually obligated) affecting Seller's interest in the Property; and

          (iv) All involuntary liens affecting Seller's interest in the Property curable by the payment of money up to $150,000 (provided that if such involuntary lien is not curable by the payment of money up to $150,000 then Seller shall not be obligated to cure same, in which case Seller shall notify Purchaser of its decision not to cure such involuntary lien (if it in fact so elects) in which event Purchaser shall have the right (as its sole and exclusive remedy), within five (5) business days of such notice, to cancel this Agreement, receive return of its Deposit, and be reimbursed for its actual out-of-pocket expenses not to exceed $30,000, upon which neither party shall have any further obligations to the other, except for such provisions which explicitly survive the termination of this Agreement).

          (v) Judgments which have attached to and become a lien against Seller's interest in the Property.

     If Seller is unable or unwilling within the aforesaid fifteen (15) day period to eliminate or cure all such disapproved matters (except Monetary Objections which Seller agrees to cure at or prior to Closing), or make satisfactory arrangements to have all such matters eliminated or cured prior to Closing, Purchaser shall have the right, to terminate this Agreement by written notice to Seller given within ten (10) days after the expiration of the Seller's fifteen (15) day cure period and recover the Deposit together with interest earned thereon and the parties shall have no further obligations or liabilities hereunder, except for such provisions which explicitly survive the termination of this Agreement; or if no such termination notice is given, Purchaser shall be deemed to have waived such disapproval and shall proceed to close. If such termination notice is given, then Seller will not be obligated to reimburse Purchaser for its due diligence expenses otherwise required under Section 13(a) hereof.

     (e) Title Insurance. The Title Company or the title agent, shall at the time of the Closing "mark-down" the Commitment with the requirements of subsection (a) hereinabove, including deletion of all standard exceptions (except the lien for current taxes not yet due and payable) and shall show that good and marketable title to the Property is vested in Purchaser, subject only to Permitted Encumbrances.

     4. Investigation Period. From the Effective Date of this Agreement, and continuing for a period of thirty (30) days thereafter (the "Investigation Period"), Seller shall permit, and to the extent reasonably required by Purchaser, but at no cost to Seller, shall cooperate with Purchaser in the making of a complete inspection and

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investigation of the Property and of Seller's records relating thereto.
Such investigation may include, at Purchaser's discretion, without limitation, soil samples, ground water testing, and geotechnical surveys and testing, and an environmental site assessment. After such investigation, if Purchaser, in its sole and absolute discretion, determines that the Property is not satisfactory to the Purchaser for any reason whatsoever, then Purchaser may terminate this Agreement only by notifying Seller of such termination in writing within the Investigation Period, and upon such notice the Escrow Agent shall return the Initial Deposit to Purchaser and this Agreement shall become null and void (except for such provisions which explicity survive termination). Except as otherwise provided herein, if Purchaser fails to notify Seller of its termination of this Agreement before the expiration of the Inspection Period as set forth above, then Purchaser shall be deemed to have waived its right of termination under this Section, and thereafter, the Deposit, together with all interest earned thereon shall become non-refundable to the Buyer unless the contract is terminated due solely to Seller's material default.

     5. Access to Property. Purchaser and/or its agents shall have the right to enter upon the Property at any time after the execution and delivery hereof for the purpose of inspecting, surveying, staking, engineering, test boring, wetlands audit, drainage, percolation, environmental audits and such other similar inspection as the Purchaser shall consider appropriate. Purchaser shall comply with all laws and rules and regulations of any governmental authority and obtain all licenses and permits required in connection with the aforementioned activities. Purchaser agrees that no permanent damage to the Property shall be caused by such tests, and that if damage occurs, and Purchaser elects not to close this transaction, any damage will be cured at Purchaser's expense. Purchaser will at all times hereafter indemnify and save harmless the Seller against any liability, loss, damage, costs or expenses (including reasonable attorney's fees) which Seller may incur or sustain by reason of Purchaser's exercise of its right to enter upon the Property, including any damage thereto or to any person or other property or the filing of any lien(s) against the Property, and the maintenance of any action, suit or proceeding to foreclose or otherwise enforce such lien(s) against the Property or the Seller, which indemnity shall survive the termination or the closing of this Agreement.

     Prior to any entry to perform any on-site testing, Purchaser shall give Seller written notice thereof including the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller shall approve or disapprove, which approval shall not be unreasonably withheld, the proposed testing within one (1) business day after receipt of such notice, unless such notice proposes invasive or intrusive testing, in which case Seller shall have three (3) business days after receipt of such notice to approve or disapprove such invasive or intrusive testing. Seller hereby pre-approves the contractors and tests described on Exhibit G. If Purchaser or its agents, employees or contractors take any sample from the Property in connection with any approved testing, Purchaser shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing (Seller's approval of such testing being deemed a request for such samples). Seller or its representative may be present to observe any testing or other inspection performed on the Property.



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The costs and expenses of such inspections shall be borne solely by Purchaser, and shall be paid by Purchaser whether or not the Closing occurs. Any physical inspection of the Property shall be conducted by Purchaser on business days during normal business hours after no less than one (1) business day's prior written notice to Seller and in a manner not to disrupt the Tenants or Seller's business in any unreasonable manner. Purchaser shall promptly deliver to Seller duplicate copies of all reports, test results or other materials prepared in connection with its review of the Premises.

Purchaser shall ensure that its agents and contractors maintain public liability and property damage insurance with single occurrence coverage of at least One Million ($1,000,000) Dollars and aggregate coverage of at least Two Million ($2,000,000) Dollars, naming Seller and its property manager as additional insureds, to insure against all liability (including, without limitation, environmental liability) incurred by or caused by Purchaser's agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions thereof, and Purchaser shall provide Seller with evidence of such insurance coverage prior to any entry onto the Property by Purchaser's employees, contractors or agents. Purchaser shall be solely responsible for the proper management and disposal, including, but not limited to, the execution of any necessary documentation, of any wastes created or extracted during Purchaser's investigation of the Property.


     6. Materials. Within five (5) days from the Effective Date of this Agreement, Seller shall deliver to Purchaser copies of all materials in Seller's files relating to the Property, including without limitation all title information, surveys, environmental reports, soils reports, geotechnical studies, engineering information, wetlands information, permits, zoning and concurrency information, any PUD ordinances, platting and subdivision information, rent rolls, operating statements, accounts receivable and aging reports, Contracts, Leases, estoppel letters, and other financial information concerning the operation of the Property as Purchaser may reasonably request (collectively, the "Materials"). The Materials shall be promptly returned to Seller upon termination of this Agreement or Default by Purchaser. The Materials will be used by Purchaser solely for the purpose of evaluating the possible acquisition of the Property.

     7. Representations and Warranties of the Seller. In addition to any representations and warranties elsewhere contained in this Agreement, Seller represents and warrants to the Purchaser as follows:

     (a) Seller is a limited partnership organized under the laws of Delaware.

     (b) Cedar Income Fund, Ltd. is the general partner of the Seller and is empowered to execute this Agreement on behalf of Seller.

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     (c) To the best of Seller's knowledge, there is no pending or contemplated condemnation or similar proceeding affecting the Property or any portion thereof.

     (d) At the time of Closing, Seller shall have full right, power and authority to execute and deliver this Agreement and to sell and convey the Property to Purchaser as herein provided and to carry out its obligations hereunder.

     (e) Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code and shall comply with all requirements imposed by the Foreign Investment in Real Property Act of 1980 ("FIRPTA"), as amended, and if applicable, Seller shall execute an affidavit attesting to such fact, or shall evidence compliance with any withholding of sales proceeds required pursuant to FIRPTA.

     (f) Except for the tenants under the Leases set forth on the rent roll attached as Exhibit B hereto (the "Rent Roll"), there are no parties in possession of any portion of the Property as lessees, tenants at sufferance or, to the best of Seller's knowledge, trespassers.

     (g) The copies of the Leases, which will be made available to Purchaser as part of the Materials during the course of the Inspection Period, will be true, correct and complete copies thereof. Between the end of the Inspection Period and the Closing Date, Seller will not terminate or materially modify any of the Leases, enter into any new Leases or grant additional renewal rights to any tenant, without the consent of Purchaser, not to be unreasonably withheld, and if no response is received by Seller in five (5) business days, shall be deemed given. During the Inspection Period, Seller will advise Purchaser of the terms of any proposed new Lease or material modification of any existing Lease, or of any termination, and will otherwise keep Purchaser informed of any matters which materially affect the Leases or leasing in the Property. No Leases are in material default except those defaults identified in Exhibit C attached hereto. Furthermore, the Seller has no continuing obligations under any of the Leases for the construction of tenant improvements or for the payment of any leasing commissions except on future renewals or expansions as described on the Rent Roll. Seller and Purchaser will cooperate with each other during the Inspection Period to identify and communicate with each other concerning material Lease defaults, whether now existing or subsequently arising. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the Rent Roll. Seller has paid and will continue to pay the sales taxes due on the rents and other sums payable under the Leases for such periods as Seller owns the Property, subject to normal Closing prorations. Each of the Leases is freely assignable by the Seller to Purchaser as part of this transaction.

     (h) Except for the Leases, Permitted Encumbrances and the service contracts set forth on Exhibit D attached hereto (the "Contracts"), there are no service contracts or similar agreements concerning the furnishing of goods and services to the Seller with respect to the Property which will survive the Closing. The copies of the

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Contracts to be delivered to Purchaser as part of the Materials will be true, correct and complete copies thereof. Between the end of the Inspection Period and the Closing, Seller will fulfill its obligations under all Contracts, and during such period will not terminate or materially modify any Contracts or enter into any new Contract without the consent of Purchaser (not to be unreasonably withheld) except such obligations as are freely terminable without penalty upon not more than thirty (30) day's written notice. Seller further agrees that it will promptly provide Purchaser with notice of and copies of any such Contracts entered into after the Effective Date so that this representation regarding the Contracts set forth on Exhibit D remains true and correct at all times hereunder.

     (i) From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste nor undertake any action with respect to the operation thereof outside the ordinary course of business without Purchaser's prior written consent, not to be unreasonably withheld. Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal Property, without replacing the same with a replacement of the same general quality and/or type. Seller covenants to maintain until Closing such occupational licenses and permits as are required by law for its operation of the Property, and to carry such casualty and liability insurance on the Property as is presently being carried.

     (j) To the best knowledge of Seller, the Property is properly zoned for its present use. Seller has received no formal notification of any proposed change in zoning with regard to any of the Property.

     (k) The Rent Roll is true and correct in all material respects. Seller shall use commercially reasonable efforts to obtain current Tenant Estoppel Letters (as defined herein) from all Tenants under the Leases. However, in the event Seller is unable to obtain current Tenant Estoppel Letters from all of the Tenants on the Rent Roll, then Seller shall provide Purchaser with current Tenant Estoppel Letters from Tenants of at least eighty percent (80%) of the Tenants on the Rent Roll, and Seller shall provide a current landlord estoppel letter executed by the Seller, as landlord, for the remaining Leases of the Property in substantially the same form and with the same information contained in the Tenant Estoppel Letters.

     (l) Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) require Seller to obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (b) conflict with or breach any provision of the limited partnership agreement of Seller; (c) violate or breach any provision of, or constitute a default (or an event of which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture or deed of trust to which Seller is a party; or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller.

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     (m) To the best of Seller's knowledge, the Property is in substantial compliance with all applicable federal, state and local laws and regulations relating to health, safety, pollution control and environmental contamination, including but not limited to, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of hazardous materials, and the storage of petroleum products and all other laws for the protection and safety of health, natural resources or the environment. To the best of Seller's knowledge, except as otherwise disclosed on the Environmental Reports delivered to Purchaser, the Property does not contain any materials containing or producing any polychlorinated biphenyls or asbestos, including, without limitation, any asbestos fireproofing or insulation, kerosene, gasoline or other toxic petroleum products, toxic pesticides or herbicides, volatile solvents or radioactive materials, or any underground tanks of any kind. To the best of Seller's knowledge, except as otherwise disclosed on the Environmental Reports delivered to Purchaser, the Property has never been used as a landfill. Seller has not received written notice of any alleged violation of, nor been the subject of any administrative or judicial proceeding pursuant to such laws or regulations. No written claim has been asserted against the Seller or, to the best of Seller's knowledge, against any other person relating to environmental matters on the Property, including, but not limited to, any claim arising from past environmental practices asserted under any federal, state or local environmental statute or other Environmental Laws (as hereinafter defined). The term "Environmental Laws" includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendment to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act the federal Occupational Safety and health Act of 1970, the federal National Environmental Policy Act, the federal Hazardous Materials Transportation Act, the Florida Solid and Hazardous Waste Management Act, the Florida Air and Water Pollution Control Act, and the Florida Pollutant Spill Prevention and Control Act, each as amended and as now or hereafter in effect, and any similar federal, state or local law.

     (n) To the best of Seller's knowledge, neither the Land nor or any portion thereof is subject to any fees, dues, charges or special assessments (private or governmental), whether or not presently a lien thereon, except for the lien of taxes not yet due and payable, and except as otherwise disclosed to Purchaser in writing or as set forth in the Title Commitment.

     (o) To the best of Seller's knowledge, there are no actions, suits, litigation, or proceedings of any kind or nature whatsoever, legal or equitable, affecting the Leases or the Land, or any portion or portions thereof or relating to or arising out of the ownership of the Land, in any court or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

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     (p) To the best of Seller's knowledge, no present material default or breach exists under any restrictions contained within any permits, ordinances, development order, any encumbrance affecting the Land, or any covenants, conditions, restrictions, rights-of-way or easements which may affect the Land, or any portion or portions thereof, and Seller has no actual knowledge or notice of any condition or circumstance which, with the passage of time and/or the giving of notice, or otherwise, would constitute or result in a material default or breach under any permits, ordinance, development order, any encumbrance, covenants, conditions, restrictions, rights-of-way or easements.

     (q) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not and do not constitute a violation or breach by Seller of any provision of any agreement or other instrument to which Seller is a party or to which Seller may be subject although not a party, nor result in or constitute a violation or breach of any judgment, order, writ, injunction or decree issued against Seller.

     (r) There are no voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws filed by Seller or pending or, to the best of Seller's knowledge threatened against Seller or the Property.

     (s) To the best of Seller's knowledge, there are no liens or security interests affecting the Property, except for the Permitted Encumbrances and those mortgages and liens which will be released at Closing and that title to the Property can be conveyed by Seller to Purchaser without the joinder or consent of others.

     (t) To the best of Seller's knowledge, Seller is in material compliance with the requirements of all applicable state and local governmental authorities with respect to the Property. Seller has not received any notices from any city, county, state or other governmental authority or other person or entity of currently existing violations in respect to the Property.

     (u) To the best of Seller's knowledge, there are no defaults and no events have occurred which with notice and the passage of time would constitute a default under any of the Leases affecting the Property.

     These provisions of Section 7 shall survive the Closing for a period of six months after Closing.

     No Other Representations. Purchaser to date and during the Due Diligence Period will have made such examination of the Premises, the operation, income and expenses thereof and all other matters affecting or relating to this transaction as Purchaser shall deem necessary. Purchaser affirms that Seller has not made nor has Purchaser relied upon any representation, warranty or promise made by Seller or any broker or any representative or agent of Seller, nor has Purchaser relied on any information or material provided by Seller or any broker or any

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representative or agent of Seller, with respect to any of the following
("Premises Conditions"): the Premises or its physical condition, income, expenses, operation or use, or the laws, ordinances, rules and regulations applicable to the Premises or compliance of the Premises therewith, or any other matter or thing affecting or related to the Premises, except as specifically set forth in this Agreement. It is understood and agreed that Purchaser is acquiring and will accept conveyance of the Premises and the equipment and fixtures therein in their "as is" condition, subject to reasonable wear and tear prior to closing of title. Purchaser hereby releases and agrees that it shall not seek recourse of any kind against Seller or any of its employees, contractors, attorneys, partners, agents or representatives for any claims, loss, cost or expense of any kind related to or arising from any of the Premises Conditions.

     For the purpose hereof, the words "To the best of Seller's knowledge" or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Seller after, and based solely upon, making inquiry of Brenda J. Walker and Leo
S. Ullman (without imposing any independent duty of inquiry on such individuals, except that Seller agrees to request in writing confirmation of representations made "to the best of Seller's knowledge" from the local leasing agent).

     8. Representations and Warranties of Purchaser.
     Purchaser hereby represents and warrants to Seller as follows:

     (a) Organization. Purchaser is a limited liability company duly formed and in good standing under the laws of Florida.

     (b) Authority. This Agreement has been, and the documents, instruments and agreements required to be delivered by Purchaser pursuant to this Agreement, shall be duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms. Neither the execution, delivery or performance of this Agreement, is prohibited by the terms of any agreement binding on Purchaser, or requires Purchaser to obtain the consent, approval or authorization of, or notice to or filing a registration with, any person, public authority or any other entity.

     9. Closing and Related Matters.
     (a) Closing Date and Extension of Closing. The closing (the "Closing") of this transaction shall occur within sixty (60) days after the expiration of the Inspection Period ("Closing Date"), by mail, with all required documents and payments to be delivered to the Title Agent prior to the Closing Date, or at such other time as may be mutually agreed upon by the Seller and Purchaser.

     (b) Prorations. The following items shall be prorated as of midnight on the day preceding the Closing Date: (i) current real estate taxes applicable to the Property for the year of closing. Taxes for the year of closing shall be preliminarily prorated at Closing based on the current or most recent ascertainable tax bill and calculated using the maximum applicable discount and shall be reprorated, if necessary, upon the issuance of final bills therefor. Any amounts due from either party to the other on the account of any such reproration of taxes shall be paid in cash at that time; (ii) all basic rent, percentage rent, and any other rents received by the Seller for the month of Closing; (iii) all outstanding general or special assessments shall be paid when due and payable, with Seller paying its share of any installments due before the Closing Date and Purchaser assuming the obligation to pay its share of any installments due on or after the Closing Date; and (iv) all actual, reasonable and documented operating expenses of the Seller for the Property, which are customarily paid by the owner of an office park similar to the Property in Jacksonville, Florida, shall be prorated to the day before Closing, with the Purchaser being responsible for the day of Closing. Any assessments after the Closing Date, including any assessments for prior years due to a change in land, usage or ownership, shall be paid solely by Purchaser, without any adjustment.

     (c) Further Adjustments to the Purchase Price. The Purchase Price shall be further adjusted as of midnight of the day preceding the Closing Date by subtracting the amount of security deposits, prepaid rents (exclusive of charges for property taxes which shall be retained by Seller without credit to Purchaser) from and credit balances of tenants under the Leases. Any rents, percentage rents or tenant reimbursements paid by tenants after the Closing Date but applicable to periods prior to the Closing Date shall be remitted to Seller by Purchaser within ten (10) days after receipt. Purchaser shall undertake to collect delinquencies in the ordinary course of its business through its customary billing practices, but shall have no obligation to make other nonbilling types of collection efforts or institute any litigation, and after one (1) year from the Closing Date Purchaser shall have no obligation with respect to pre-Closing delinquencies. Seller may separately institute litigation for sums due it from tenants, but shall not attempt to evict any tenant. Seller will remit to Purchaser within ten (10) days after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring on or after the Closing Date. Undesignated receipts after Closing of either Purchaser or Seller from tenants in the Property shall be applied first to then-current rents and reimbursements for such tenant(s) (Purchaser acknowledging that certain Tenants pay in arrears, in accordance with the terms of their respective Leases, and as disclosed in the Rent Roll), then to delinquent rents and reimbursements attributable to post-Closing Date periods, and then to pre-Closing Date periods.


     (d) Closing Costs.

          (i)  Seller shall pay the following costs in connection with the
               Closing: (1) Seller's attorney's fee; (2) documentary stamps on the deed; (3) a real estate commission to Weaver Realty Group, Inc. / Grubb & Ellis / Phoenix Realty Group, Inc. and Brentway Management LLC (4) title insurance premium for a standard (basic) owner's title insurance policy in the amount of the Purchase Price; (5) title search fees; and (6) satisfaction or release of any mortgage encumbering the Property.

          (ii) Purchaser shall pay the following costs in connection with the Closing: (1) the cost of recording the Deed;
               (2) Purchaser's attorney's fee; and (3) all inspection costs and (4) any other costs not described in (d)(i) above.

     (e) Seller's Closing Documents. At the Closing, Seller shall execute, acknowledge and deliver to Purchaser the following:

         (iii) A special warranty deed duly executed in proper recordable form, witnessed and acknowledged, conveying fee simple title to the Property to Purchaser;

          (iv) An Assignment of Leases executed in recordable form, assigning all of the Seller's right, title and interest as landlord in and to the Leases of the Property and all security deposits and other sums from tenants held by Seller with respect to the Leases to Purchaser;

          (v) A general assignment of any operating licenses, permits, approvals, Contracts, etc., affecting the Property;

          (vi) A bill of sale of any personal property owned by Seller which is located at the Property;

         (vii) All keys and other means of access to the Improvements in Seller's possession or control;

        (viii) An owner's affidavit, reasonably satisfactory to the title insurance company, insuring Purchaser's fee simple title to the Property;

          (ix) Affidavit that Seller is not a "foreign person" as defined in
               Section 1445 of the Internal Revenue Code;

           (x) Originals of all Leases, Contracts, and Materials, including, without limitation, tenant files and correspondence, construction plans and specifications, site plans, and sketches of the Property, to the extent in Seller's possession or control;

          (xi) An indemnity from Seller against breaches by the landlord of the Leases and Contracts prior to the Closing Date;

         (xii) An updated Rent Roll (as of the Closing Date)certified by Seller for the Property;

        (xiii) Subject to the provisions of paragraph 7 (k) above, Original tenant estoppel letters from each of the tenants under the Leases, substantially in the form attached hereto as Exhibit E or in the form which a particular tenant is required to give under its Lease (the "Tenant Estoppel Letters");

         (xiv) An assignment of all warranties relating to the Property, if any;

          (xv) Letter to tenants signed by Seller and Purchaser notifying the tenants of the acquisition of the Property by Purchaser and directing the tenants to pay all rents and other sums to Purchaser from and after the Closing Date;

         (xvi) A certificate from the Seller that the representations and warranties of the Seller set forth in Section 7 of this Agreement (other than (c), (i) or (j)) remain true in all material respect as of the date of Closing (subject to revisions to address any factual changes with respect to (f), (k), (g), (m), (o), (r), (t) and (u); and

        (xvii) Such other documents as the Purchaser or the Title Company may reasonably request to effect the transactions contemplated by this Agreement, provided same does not increase Seller's obligations or liabilities beyond that contemplated hereunder.

     (f) Conditions to Purchaser's Obligation to Close.

           (i) The representations, warranties and covenants of Seller contained in Section 7 of this Agreement (other than (c), (i) or (j)) will be materially true and correct as of the Closing Date, subject to revisions due to factual changes with respect to (f), (k), (g),
               (m), (o), (r) regarding threatened actions only, (t) and (u) and in all cases subject to Section 10;

          (ii) Seller shall have delivered to the Escrow Agent each of the documents required in Section 9(e) hereinabove;

         (iii) Seller will have materially performed and complied with all covenants and agreements contained herein which are to be performed and complied with by Seller at or prior to the Closing Date; and

          (iv) Purchaser will have obtained the original Title Commitment, marked by the Title Agent to show fee title ownership of the Land as being vested in Purchaser, subject only to the Permitted Encumbrances.


     (g) Purchaser's Closing Documents. At the Closing, Purchaser shall execute and acknowledge and deliver to Seller the following:

           (i) Assumption of Leases executed in recordable form, assuming all of Seller's obligations under the Leases and acknowledging receipt of all security deposits and other sums from tenants held by Seller with respect to the Leases;

          (ii) Affidavit and other evidence reasonably satisfactory to the title insurance company regarding due authorization and due existence and good standing of Purchaser;

         (iii) An indemnity from Purchaser against breaches by the landlord of the Leases and Contracts on or after the Closing Date and any future brokerage commissions arising from any expansion, renewal or other lease modification (to existing brokers described on the Rent Roll or based independently on Purchaser's actions) or any new lease entered into on or after the Closing Date.

         (iv) Such other documents as the Seller or the Title Company may reasonably request to effect the transactions contemplated by this Agreement, provided same does not increase Purchaser's obligations or liabilities beyond that contemplated hereunder.

(h)  Conditions to Seller's Obligations to Close.

          (i) The representations, warranties and covenants of Purchaser contained in this Agreement will be materially true and correct as of the Closing Date;

         (ii) Purchaser shall have delivered to the Escrow Agent each of the documents required in Section 9(g) above along with the balance of the Purchase Price; and

        (iii) Purchaser will have materially performed and complied with all covenants and agreements contained herein which are to be performed and complied with by Purchaser at or prior to the Closing Date.

     10. Leases. Purchaser acknowledges that it has had an opportunity to examine copies of the Leases and will accept title subject thereto. Seller does not warrant that any particular Lease will be in force or effect at the Closing or that the tenant will have performed their obligations thereunder. The termination of any Lease, the removal of any tenant or vacation by any tenant prior to the Closing shall not affect the obligations of Purchaser under this Agreement in any manner or entitle Purchaser to any abatement of or credit against Purchaser's obligations or give rise to any other claim of Purchaser. Notwithstanding the foregoing, in the event that scheduled base rental income as described in the Rent Roll is decreased by more than 12% due to one or more Tenant either (a) being more than 75 days past due in base rent or (b) filing for bankruptcy protection, then the Purchase Price shall be reduced by the product of five (5) times such decrease up to a total reduction not to exceed $750,000 and this Agreement shall otherwise be uneffected. If such product exceeds $750,000, then Purchaser shall have the option of terminating this Agreement by written notice to Seller no later than five business days after notice of such decrease, in which event the Deposit shall be returned to Purchaser and neither party shall have any other obligation to the other hereunder, except for such provisions specifically surviving the termination of this Agreement.

     11. Real Estate Commission. The Seller and the Purchaser agree that Weaver Realty Group, Inc./ Grubb & Ellis / Phoenix Realty Group, Inc. and Brentway Management, LLC (collectively, the "Broker"), brought about this sale. Seller shall pay to the Broker a commission (the "Commission") in accordance with a separate agreement between Seller and Broker. The Purchaser and Seller each represents to the other that no other broker has had any part in bringing about this sale or has been consulted by either of them in connection therewith. Each party hereto agrees to indemnify and hold the other harmless by reason of any asserted claims by any other broker arising out of the actions of the indemnifying party. The provisions of this Section shall survive the delivery of the Deed.

     12. Condemnation or Casualty. If, prior to the closing of title, all or any material part of the Property shall be taken by condemnation in any proceeding by a public authority or other body vested with the power of eminent domain, or shall be acquired for public or quasi-public purposes, or condemnation proceedings therefor shall have been instituted, the Purchaser may elect to terminate this Agreement by giving the Seller notice to such effect within fourteen (14) days after the Purchaser shall have received notice of such occurrence, and if the Purchaser shall so elect, both parties shall be relieved and released of and from any and all further liability hereunder, except for those provisions which explicitly survive the termination of this Agreement, and the Purchaser shall be entitled to reimbursement of the Deposit paid by the Purchaser hereunder. If the Purchaser does not elect to so terminate, this Agreement shall remain in full force and effect, and the Seller shall, at the closing of title, assign, transfer and set over to the Purchaser all of their right, title and interest in and to any awards paid or payable for such taking.

Destruction. If, prior to the Closing, all or any portion of the Premises is destroyed by fire or any other casualty, Seller shall notify Purchaser of such fact. If the cost to repair such damage is $250,000 or less, then (a) this Agreement shall be unaffected thereby;

(b) Seller shall assign to Purchaser all of its rights to any insurance proceeds with respect to such casualty; and (c) Seller shall convey the Premises to Purchaser without an abatement of the purchase price or obligation on the part of Seller to restore the damage. If the cost to repair exceeds $250,000, then Tenant shall have the right to terminate this Agreement, upon written notice to Seller within five (5) business days of receipt of Seller's notice of such casualty, in which event the Deposit shall be returned to Purchaser and the parties shall have no further obligations hereunder, except for the provisions which explicitly survive termination of this Agreement. If this Agreement is not terminated within such five business days, then (a) - (c) above shall apply.

     13. Default.
     (a) Seller's Default. In the event that Seller should fail to consummate the transaction contemplated herein for any reason except for Purchaser's default or termination by Purchaser during the Investigation Period, Purchaser shall, at its option and as its sole and exclusive remedy, either (i) terminate this Agreement and receive a full and immediate refund of the Deposit held by the Escrow Agent, together with interest earned thereon, (and in the event Seller intentionally refuses to close after all conditions have been satisfied, Purchaser is ready, willing and able to close, and Seller is otherwise able to close, Seller shall then promptly reimburse Purchaser for all of its actual out of pocket expenses incurred in its due diligence of the Property, including without limitation, the costs of any reports and survey updates, up to a maximum amount of $30,000.00), or (ii) seek specific performance of this Agreement within 45 days of such failure. In no event shall Seller be liable for any punitive, speculative, consequential or other damages. Under no circumstances shall Seller be liable to Purchaser for any amount in excess of the amount described in this Section.

     (b) Purchaser's Default. In the event Purchaser should fail to consummate the transaction contemplated herein for any reason except default by Seller or the failure of the Seller to satisfy any of the Closing Conditions or their conditions to Purchaser's obligations, the Escrow Agent shall deliver the Deposit, together with interest earned thereon, to Seller, and it shall become the property of Seller, such sum being agreed upon as liquidated damages for the failure of Purchaser to perform the duties, liabilities, and obligations imposed upon it by the terms and provisions of the Agreement and because of the difficulty, inconvenience and uncertainty of ascertaining actual damages. The maximum liability that the Purchaser has with respect to a default by Purchaser hereunder (in addition to the indemnities set forth herein regarding Purchaser's representation of no other brokers and regarding any injury or damage to person or property during access to the Property) is loss of the Deposit, and no other damages, right, or remedies shall in any case be collectible, and Seller agrees to accept and take the Deposit as its total damages (in addition to the indemnities set forth herein regarding Purchaser's representation of no other brokers and regarding any injury or damage to person or property during access to the Property) in relief hereunder in such event.

     (c) Escrow Agent. Any funds delivered to the Escrow Agent shall, pursuant to this Agreement, be held by said Escrow Agent in trust and shall be placed by Escrow Agent in an interest bearing account in a federally insured banking institution. The Escrow Agent is authorized and agrees by acceptance thereof to hold same in escrow and to disburse it at closing in accordance with terms and conditions of this Agreement. In the event Escrow Agent receives conflicting instructions regarding the Deposit under the provisions of this Agreement, the Escrow Agent may, in its sole discretion, continue to hold the monies which are the subject of this escrow until the parties mutually agree to the disbursement thereof, or until a judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or, if requested by Purchaser or Seller, Escrow Agent shall may deposit all the monies then held pursuant to this Agreement with the Clerk of the Circuit Court of the county having jurisdiction of the dispute, and upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully ease and terminate, except to the extent of accounting for any monies theretofore delivered out of escrow. In the event of any suit between Purchaser and Seller wherein the Escrow Agent is made a party by virtue of action as such Escrow Agent interpleads the subject matter of this escrow, Escrow Agent shall be entitled to recover reasonable attorneys' fees and costs incurred, said fees and costs to be charged and assessed as court costs in favor of the prevailing party. All parties agree that the Escrow Agent shall not be liable to any party or person whomsoever for misdelivery to Purchaser or Seller of monies subject to this escrow unless such misdelivery shall be due to willful breach of this Agreement or gross negligence on the part of the Escrow Agent.

     (d) Notices. Any notice to be given or served upon any party hereto in connection with this Agreement must be in writing, and may be given by; (i) overnight delivery by a recognized national overnight courier service such as Federal Express; or (iii) facsimile to the telefax number set forth below (with receipt confirmed by phone); and, it shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Such notices shall be given to the parties hereto at the following addresses:

   If to Seller:   Cedar Income Fund Partnership, L.P.
                   c/o Cedar Income Fund Partnership, Ltd., G.P.
                   Attn:  Leo S. Ullman, President
                   44 South Bayles Avenue
                   Port Washington, NY  11050
                   Telephone #:     516/883-5577
                   Telefax #:       516/883-5975

   With a copy to: Stuart H. Widowski, Esq.
                   Cedar Bay Realty Advisors, Inc.
                   44 South Bayles Avenue, Suite 304
                   Port Washington, NY  11050
                   Telephone #: 516/767-6492
                   Telefax #:   516/767-6497

  If to Purchaser: Southpoint Parkway Center, L.C.
                   Boca Corporate Center
                   2101 Corporate Blvd.
                   Suite 300
                   Boca Raton, FL  33341
                   Telephone #: 561-989-0300
                   Telefax #:   561-989-0304

  With a copy to:  Daniel S. Mandel, Esquire
                   Mandel, Weisman & Brodie, P.A.
                   Boca Corporate Center
                   2101 Corporate Blvd.
                   Suite 300
                   Boca Raton, FL  33431
                   Telephone #: 561-989-0300
                   Telefax #:   561-989-0304

     Any party hereto may, by giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which notice shall be given.


     14. General Provisions.

(a) Governing Law. This Agreement and all questions of interpretation, construction and enforcement hereof, and all controversies arising hereunder, shall be governed by the applicable statutory and common law of the State of Florida.

(b) Severability. In the event any term or provision of this Agreement shall be held illegal, unenforceable or inoperative as a matter of law, the remaining terms and pro-visions of this Agreement shall not be affected thereby, but each such term and provision shall be valid and shall remain in full force and effect.

(c) Binding Effect, Entire Agreement, Modification. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto. This Agreement embodies the entire contract between the parties hereto with respect to the Property and supersedes any and all prior agreements and understandings, written or oral, formal or informal. No modifications or amendments to this Agreement, of any kind whatsoever, shall be made or claimed by Seller or Purchaser, and no notices of any extension, change modification or amendment made or claimed by Seller or Purchaser shall have any force or effect whatsoever unless the same shall be endorsed in writing and fully signed by Seller and Purchaser.

(d) Captions. Captions and Article headings contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement nor the intent of any provision hereof.

(e) Litigation. In the event of any litigation between the parties to this Agreement relating to or arising out of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' fees and costs, including such fees and costs on appeal.

(f) Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same Agreement.

(h) Gender. All terms and words used in this Agreement, regardless of the number and gender in which used, shall be deemed to include any other gender or number as the context or the use thereof may require.

(i) Interpretation. All terms and words used in this Agreement, regardless of the number and gender in which used, shall be deemed to include any other gender or number as the context or the use thereof may require. This Agreement shall be interpreted without regard to any presumption or other rule requiring interpretation against the party causing this Agreement or any part thereof to be drafted.

(j) Time for Acceptance. This Agreement, when duly executed by all of the parties hereto, shall be binding upon the parties hereto, their heirs, representatives, successors and assigns. The Purchaser has executed this Agreement as of the date and year first above written. In the event this Agreement has not been duly executed by the Seller and a duly executed counterpart delivered to the Purchaser, or Purchaser's Agent, by February ___, 2002, by 5:00 o'clock P.M., then the offer herein and herewith made by the Purchaser shall terminate and this Agreement shall be null and void and the Escrow Agent shall return the Deposit to the Purchaser.

(k) Radon Gas Disclosure. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     15. Section 1031 Exchange. Seller acknowledges that Purchaser may effect a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, Seller agrees that it will cooperate with Purchaser to effect a tax-free exchange in accordance with the provisions of
Section 1031 of the

Code and the regulations promulgated with respect thereto. Purchaser shall be solely responsible for any additional fees, costs or expenses in connection with the like-kind exchange contemplated by this paragraph, and Seller shall not be required to incur any debt, obligation or expense in accommodating Purchaser hereunder. In no event shall Purchaser's ability or inability to effect a like-kind exchange, as contemplated hereby, in any way delay the Closing or relieve Purchaser from its obligations and liabilities under this Agreement. Purchaser hereby agrees to indemnify and hold harmless Seller from any liability, losses or damages incurred by Seller in connection with or arising out of the Section 1031 like-kind exchange, including but not limited to any tax liability.

     16. Governmental Authorities. As used herein, the term "Governmental Authority(ies)" includes Duval County, the Government of the United States of America, the State of Florida, and each and every agency, division, commission, subdivision, and instrumentality of the foregoing, any or all of which have jurisdiction over the Property or any part thereof.

     17. Time. Time is of the essence of this Agreement. Any time period provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 o'clock p.m. of the next business day.

     18. Assignment. Notwithstanding anything herein to the contrary, the Purchaser shall be entitled to assign this Agreement to an entity in which the memers of the Purchaser/Limited Liability Company collectively own at least a 50% interest, provided Purchaser delivers evidence thereof to Seller and Escrow Agent not less than five business days prior to closing Date. No other assignment of this Agreement by Purchaser shall be permitted without Seller's prior written consent.

     19. Obligations Upon Termination. In the event this Agreement is terminated for any reason, Purchaser shall immediately deliver to Seller all documents, plans, reports or other materials provided to Purchaser or prepared by Purchaser or its agents, contractors or representatives related to the Premises and all copies thereof.

         20. Confidentiality. All information, materials and documents provided by Seller or prepared by Purchaser or its contractors in connection with this Agreement or the Premises shall be treated by Purchaser as strictly confidential and shall not be disclosed to any third party except as necessary to perform the evaluations described herein or as required by applicable law. In the event Purchaser intends to disclose information to any party other than directors, officers, employees, or financial institutions, then Purchaser shall obtain from such party and deliver to Seller an executed Confidentiality Agreement substantially in the form of Exhibit H attached hereto. The obligations contained in this Section shall survive any termination of this Agreement.

     21. Attorneys Authorized to Extend Time. The respective attorneys for each of Seller and Purchaser are authorized to consent in writing to the extension of any time period set forth herein.

     22. Costs. Except as explicitly provided otherwise herein, any action to be performed by any party herein shall be performed by such party at its sole cost and expense.

     23. Waiver of Trial by Jury. THE PARTIES HERETO EACH WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY PROVISION CONTAINED HEREIN.

     24. No Memorandum. Purchaser shall not record this Agreement or a memorandum hereof and any attempted recordation of this Agreement or a memorandum hereof shall be void and shall constitute a default by Purchaser.

     25. Personalty and Fixtures. All right, title, and interest of Seller in and to the personalty and fixtures that are in or on the Premises, and are due to be transferred at the time of Closing, shall be deemed transferred to Purchaser under the deed to be delivered at Closing. No part of the Purchase Price shall be deemed to have been paid by Purchaser for the personalty and fixtures. In the event a taxing authority shall determine that a sales tax is due on the personalty, Purchaser agrees to pay the same. This provision shall survive Closing.

     26. Zoning, Etc. Purchaser shall not attempt to obtain any zoning change, modification of the zoning classification or variance for the Property or any part thereof at any time prior to the Closing Date without Seller's prior written consent, which may be withheld in Seller's sole and absolute discretion.

     27. Seller may, by written notice to Purchaser, elect to extend the Closing Date for a period not to exceed thirty (30) days, during which time Seller shall seek to obtain any remaining Tenant Estoppels.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                    "SELLER"

                                     Cedar Income Fund Partnership, L.P.
                                     By: Cedar Income Fund, Ltd.

                                     By:
                                        ----------------------------------------
                                     Name: Leo S. Ullman

-------------------------------
First Witness Signature              Its:  President
Brenda J. Walker
-------------------------------
First Witness Printed Name           Date:  February 1, 2002


-------------------------------
Second Witness Signature
Janet Paturzo
-------------------------------
Second Witness Printed Name


Signed, sealed and delivered       "PURCHASER"
in the presence of:
                                    By:
                                       ----------------------------------------
                                    William S. Weisman
-------------------------------     Its Member
First Witness Signature
Daniel S. Mandel
-------------------------------
First Witness Printed Name                                Date: January 31, 2002



-------------------------------
Second Witness Signature
Judith A. Rauchut
-------------------------------
Second Witness Printed Name

                            RECEIPT AND ACCEPTANCE OF
                           DEPOSIT BY THE ESCROW AGENT

     The undersigned, being the Escrow Agent named in the foregoing Agreement, hereby acknowledges receipt of the Deposit of Fifty Thousand and No/100 Dollars ($50,000.00) required to be paid by the Purchaser under the terms of Section 2(a) thereof and agrees to hold the same as Escrow Agent in accordance with the terms and conditions of said Agreement.

Executed this 1st day of February, 2002.

                                    Stuart H. Widowski, Esq.



                                    By:
                                      ------------------------------------------
                        Print Name: Stuart H. Widowski, Escrow Agent

Contract Weisman.doc

                               ADDENDUM NUMBER ONE

     This Addendum Number One ("Addendum") to the Real Estate Purchase and Sale Agreement ("Agreement") by and between Cedar Income Fund Partnership, L.P., as Seller and Southpoint Parkway Center, L.C., as Buyer, is entered into by and between Seller and Buyer, who, intending to be legally bound, hereby agree as follows:

     1. Buyer hereby rescinds its notice of termination dated March 4, 2002 and the Agreement, as amended by this Addendum, is hereby reinstated.

     2. Buyer contemporaneously with delivery of this Addendum shall re-deposit the Initial Deposit with Escrow Agent.

     3. Any rights of Buyer to terminate the Agreement described in Section 3 or 4 of the Agreement are hereby waived.

     4. The Closing Date shall occur not later than 75 days after the date Buyer receives a signed counterpart of this Amendment, time being of the essence.

     5. Seller has obtained a lease amendment with GSA extending the firm term of such lease for 8 additional months (until 8/14/04) and Seller agrees to pay for the applicable tenant improvement costs. The tenant improvement work shall commence as soon as reasonably practicable.

     6. The Purchase Price is unchanged, but the following adjustments shall be applied at Closing: (a) Seller shall receive a credit of $15,000 applicable to Seller's assumption of the obligation for tenant improvements in connection with the GSA Lease and (b) Buyer shall receive a credit of $40,000 in lieu of the repairs recommended in Buyer's inspection report.

     7. The terms and conditions of the Agreement referenced above that are not modified herein shall remain in full force and effect.

     8. This Addendum and the Agreement which it modifies constitute all of the agreements between Seller and Buyer, and their effectiveness are not conditioned on any matter other than the execution of this document.


Dated:  March 20, 2002              CEDAR INCOME FUND PARTNERSHIP, L.P.
                                    By:  Cedar Income Fund, Ltd.


                                    BY:
                                      ------------------------------------------
                                              Leo S. Ullman, President

Dated:   March 20, 2002             SOUTHPOINT PARKWAY CENTER, L.C.

                                    BY:
                                      ------------------------------------------
                                    William S. Weisman, Managing Member

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                                   LOAN FORM
                        CHICAGO TITLE INSURANCE COMPANY
                                  EXHIBIT "A"

                                   EXHIBIT A
                               LEGAL DESCRIPTION

PARCEL 1:

A portion of the Francis Richard Grant, Section 50, Township 3 South, Flange 27 East, Jacksonville, Duval County, Florida, more particularly described as follows:

For a point of reference, commence at the extreme Northwesterly corner of those lands attached as Exhibit "A" and described in Southpoint-Phase II Protective Covenants recorded in the Public Records of said County, in Official Records Book 5652, Pages 2106 through 2130, said point lying on the Easterly right of way line of Salisbury Road, a 60-foot right of way as now established, and run South 67 degrees 34 minutes 41 seconds East, along the Northerly boundary of said lands, a distance of 774.55 feet to an angle point in said Northerly boundary; thence continue along said Northerly boundary, North 86 degrees 29 minutes 32 seconds East, a distance of o.03 feet to the point of beginning.

From the point of beginning thus described, continue North 86 degrees 28 minutes 32 seconds East, along said Northerly boundary, a distance of 223.03 feet to the Northwest corner of those lands described in Official Records Book 6580, Page 704, said Public Records; run thence South 15 degrees 52 minutes 18 seconds East, along the Westerly boundary line of said lands, a distance of
70.00 feet to a point; thence departing from said boundary line, run South 18 degrees 45 minutes 40 seconds West, a distance of 563.o0 feet to a point on a curve in the Northerly right of way line of Southpoint Parkway (a 70-foot right of way, as now established); run thence along said Northerly right of way line and around the arc of said curve; concave Southwesterly and having a radius of 1,738.70 feet; an arc distance of 177.08 feet to a point on said curve, said arc being subtended by a chord bearing and distance of North 75 degrees 42 minutes 90 seconds West, 177.00 feet; thence departing from said right of way line, run North 11 degrees 32 minutes 49 seconds East, a distance of 355.14 feet to the Point of Beginning.

PARCEL 2:

A tract of land comprised of portions of Tracts 5 and 6, and the former right of way of Charing Street (closed by Petition No. 177, Resolution of the Board of County Commissioners of Duval County, Florida, dated January 3, 1956), Acreage Replot of Southside Farms, according to the plot recorded in Plot Book 14, Page 99, Public Records of Jacksonville, Duval County, Florida; together with a portion of the Francis Richard Grant, Section 50, Township 3 South, Range 27 East, said tract being more particularly described as follows:

     For point of references, commence at the point of intersection of the Easterly right of way line of Salisbury Avenue (a 60-foot right of way, as now established) with the Southerly right of way line of Charing Street (a 50-foot right of way), and run N78(degree) 47'12" E, along said Southerly right of way line, a distance of 925 feet to an iron pipe located at the Northeasterly corner of that certain tract described in Deed Book 671, Page 159, Public Records of said County, for point of beginning.

From the point of beginning thus described, run along the current Easterly terminus of Charing Street, as follows: first course N11(degree) 13'19" W a distance of 25.00 feet to an iron pipe; second course, N78(degree) 47'12" E a distance of 19.15 feet to an iron pipe; third course, N11(degree) 12'48" W, a distance of 25.00 feet to an iron pipe located at the Southeasterly corner of that certain tract described in Official Records Volume 3793, Page 401, Public Records of said County; run thence N11(degree) 57'13" W, along the Easterly boundary of said tract, a distance of 499.10 feet to an iron pipe located at the Northeasterly corner of said tract; run thence N75(degree) 42'38" E a distance of 25.00 feet to an iron pipe; run thence N11(degree) 57'13" W, a distance of
210.63 feet to an iron pipe located at the Southerly right of way line of Southpoint Parkway, as said right of way is described in Deed of Dedication recorded in Official Records Volume 5731, Page 850, Public Records of said County; run thence Easterly, along said right of way line and along the arc of a curve, concave Southerly with a radius of 1,o68.70 feet to an arc distance of 184,84 feet to an iron pipe located at the point of tangency of said curve, said arc being subtended by a chord bearing and distance of S75(degree) 31'55" E,
184.94 feet; run thence S72(degree) 21'25" E, along said right of way line, a distance of 320.00 feet to a point of curvature; run thence along said right of way line and along the arc of a curve, concave Northerly with a radius of 1,405.01 feet, an arc distance of 59.26 feet to an iron pipe located at a point of reverse curvature, said arc being subtended by a chord bearing and distance of S73(degree) 33'55" E, 59.25 feet; run thence Southeasterly, along the arc of a curve, concave Southeasterly with a radius of 35.00 feet, an arc distance of 53.28 feet to an iron pipe located at a point of tangency, lying on the Westerly right of way line of Southport Boulevard, said arc being subtended by a chord bearing and distance of S31(degree) 10'01" E,
48.28 feet; run thence S12(degree) 26'24" W, along said right of way line, a distance of 8.52 feet to an iron pipe located at a point of curvature; run thence Southerly, along said right of way line and along the arc of a curve, concave Easterly with a radius of 290.56 feet, an arc distance of 143.58 feet to an iron pipe located at the point of tangency of said curve, said arc being subtended by a chord bearing and distance of S1(degree) 12'97" E, 142.12 feet; run thence S15(degree) 52'15" E, along said right of way line, a distance of
315.97 feet to an iron pipe located at the Northeasterly corner of those lands described in Official Records Volume 5718, Page 2214, Public Records of said County; run thence S74(degree) 07'42" W, along the Northerly boundary of said lands, a distance of 551.40 feet to an iron pipe located at the Northwesterly corner of said lands, said point lying on the Easterly boundary of that aforementioned tract described in Deed Book 671, Page 159, said Public Records; run thence N11(degree) 13'19" W, along said Easterly boundary, a distance of
55.40 feet to the point of beginning.

                                    EXHIBIT B

                                    RENT ROLL

                              Commercial Rent Roll
                      Report Date From: 1/01/02 To: 1/32/02

User: MANAGER

Property: CEDAR INCOME FUND -- FLORIDA
JACKSONVILLE, FL 32256

                                                                         TEAM                         PROBATED             BASE RENT
                                                     SQ. FOOT    ---------------------   UNIT INFO   BASE RENT   RENT PER   INCREASE
TENANT                               UNIT REF NO     OCCUPIED        FROM           TO   BASE RENT      ANNUAL   SQ FT/YR     (DATE)
---------------                      -----------     --------     -------   ----------   ---------   ---------   --------  ---------
MISCELLANEOUS RECEIPTS                    702-50            0                                 0.00        0.00       0.00
DEPT OF HIGHWAY                          702-100         2956     3/01/91   2/28/01(1)     3460.80    41529.60      14.05    3/01/00
SAFETY(4)
HOWARD B. WEISS, DO, PA                  702-101         2543    10/01/00      9/30/05     2861.00    34332.00      13.50   10/01/01
                                                                                                                            10/01/02
                                                                                                                            10/01/03
                                                                                                                            10/01/04

*** VACANT ***                           702-301            0                                 0.00        0.00       0.00
LCM IMAGING PA                           702-401         1327     4/01/96      3/31/06     1552.59    18631.01      14.01    4/01/01
                                                                                                       4/01/02
                                                                                                       4/01/03
                                                                                                       4/01/04
                                                                                                       4/01/05

UNITED STATES OF                      702-500(4)        46107    12/15/91     12/14/04    73367.02   660104.24      19.03   12/15/01
AMERICA/GSA                                                                                                                 12/15/03

INTUITION, INC.                          702-501        20072     8/01/94   1/31/05(2)    20255.19   243071.88      12.11    3/01/01
                                                                                                                             2/01/02
                                                                                                                             2/01/03
                                                                                                                             2/01/04
FIRST COAST ON-LINE                      702-902          800     7/01/98      6/30/04      866.57    10400.04      13.00    7/01/01
                                                                                                                             7/01/02
                                                                                                                             7/01/03
SOUTHPOINT GRILL                         702-930         1160     5/01/96      4/30/06     1063.33    12759.96      11.00    6/01/01
                                                                                                                             5/01/02
                                                                                                                             5/01/03
                                                                                                                             5/01/04
                                                                                                                             5/01/05

*** VACANT ***                           702-940          755                                 0.00        0.00       0.00
INTERMEDIA                               702-950         3317     9/08/92   9/30/07(3)     3338.94    47267.28      14.25   10/01/01
COMMUNICATIONS/10
                                                                                                                            10/01/02
                                                                                                                            10/01/03
                                                                                                                            10/01/04
                                                                                                                            10/01/05
                                                                                                                            10/01/06
*** VACANT ***                          702-5229            0                                 0.00        0.00       0.00
---------------                      -----------     --------     -------   ----------   ---------   ---------   --------  ---------
TOTALS:                                                 79037                            107366.34  1288396.46      16.46

                      Total Occupied Square             78282
                      Feet:
                      Total Vacant Square                 755
                      Feet:
---------------                      -----------     --------     -------   ----------   ---------   ---------   --------  ---------
GRAND TOTALS:                              79037                                         107366.34  1288396.08      16.46

                      Total Occupied Square             78282
                      Feet:
                      Total Vacant Square                 755
                      Feet:



                           BASE RENT        OPERATING EXPENSE          REAL ESTATE TAX             CPI EXPENSE           GROSS RENTS
                            INCREASE    ---------------------    ---------------------   ---------------------   -------------------
TENANT                      (AMOUNT)       MONTH     SQ.FT/YR       MONTH     SQ.FT/YR       MONTH    SQ.FT/YR   SQ.FT/YR      TOTAL
--------------             ---------     -------     --------       -----     --------       -----    --------   --------  ---------
MISCELLANEOUS RECEIPTS          0.00        0.00         0.00        0.00         0.00        0.00        0.00       0.00       0.00
DEPT OF HIGHWAY             1,460.80        0.00         0.00        0.00         0.00        0.00        0.00      14.05   3,460.60
SAFETY(4)
HOWARD B. WEISS, DO, PA     2,861.00        0.00         0.00        0.00         0.00        0.00        0.00      13.50   2,861.86
                            2,967.00
                            3,073.00
                            3,279.00

*** VACANT ***                  0.00        0.00         0.00        0.00         0.00        0.00        0.00       0.00       0.00
LCM IMAGING PA              1,552.59        0.00         0.00        0.00         0.00        0.00        0.00      14.04   1,532.59
                            1,630.00
                            1,711.83
                            1,796.93
                            1,006.55

UNITED STATES OF           73,367.02        0.00         0.00        0.00         0.00        0.00        0.00      19.09  73,367.02
AMERICA/GSA                57,526.27
INTUITION, INC.            20.255.99        0.00         0.00        0.00         0.00        0.00        0.00      12.11  20,255.99
                           10,957.50
                           11,363,32
                           11,769.17

FIRST COAST ON-LINE           866.67        0.00         0.00        0.00         0.00        0.00        0.00      13.00     866.67
                              900.00
                              933.33

SOUTHPOINT GRILL            1,063.33        0.00         0.00        0.00         0.00        0.00        0.00      11.00   1,063.33
                            1,087.50
                            1,111,67
                            1,135.83
                            1,160.00

*** VACANT ***                  0.00        0.00         0.00        0.00         0.00        0.00        0.00       0.00       0.00
INTERMEDIA                  3,938.34        0.00         0.00        0.00         0.00        0.00        0.00      16.25   3,938.94
COMMUNICATIONS/10           4,077.15
                            4,215.15
                            4,353.56
                            4,491.77
                            4,629.98

*** VACANT ***                  0.00        0.00         0.00        0.00         0.00        0.00        0.00       0.00       0.00
--------------             ---------     -------     --------       -----     --------       -----    --------   --------  ---------
TOTALS:                                     0.00         0.00        0.00         0.00        0.00        0.00      16.30 187,366.34

                      Total Occupied Square
                      Feet:
                      Total Vacant Square
                      Feet:
--------------             ---------     -------     --------       -----     --------       -----    --------   --------  ---------
GRAND TOTALS:                               0.00         0.00        0.00         0.00        0.00        0.00      16.30 107,366.34

                      Total Occupied Square
                      Feet:
                      Total Vacant Square
                      Feet:


(1) M-T-M, Scheduled to vacate as of 2/28/02.
(2) Amendment signed as of August 2001 to downsize to 9740 SF comencing 2/1/02.
(3) Tenant shall have the right to terminate the Lease effective upon any September 30, commencing 9/3/02 upon notice on or before any May 31.
(4) Pays one (1) month in arrears pursuant to the lease agreement.

                            SOUTHPOINT PARKWAY CENTER

                                 January 9, 2002

                                Security Deposits

100       DEPT OF HIGHWAY SAFETY                                           $0.00
101       HOWARD B. WEISS, DO, PA                                      $3,385.64
301       VACANT                                                           $0.00
401       LCM IMAGING PA                                               $1,760.49
500       UNITED STATES OF AMERICA/GSA                                     $0.00
501       INTUITION, INC.                                             $10,000.00
902       FIRST COAST ON-LINE                                            $900.00
930       SOUTHPOINT GRILL                                             (L)966.67
940       VACANT                                                           $0.00
950       INTERMEDIA COMMUNICATIONS/o001                               $2,600.00
5229      VACANT                                                           $0.00

                                   EXHIBIT C

                                TENANT DEFAULTS

1/31/02                                               BRENTWAY MANAGEMENT LLC
User: MANAGER                                     Activity Reconciliation Report                                             Page 1
Property: CEDAR INCOME FUND - FLORIDA          Report Date From: 1/01/02 To: 1/31/02
 702   44 5 BAYLES AVE o304
     JACKSONVILLE, FL 32256


Unit Ref.                                           Beginning    Charges and  Payments and    Payment       Ending       Deposits/
Number  Suite           Name / Description           Balance     Adjustments  Adjustments       Date        Balance     Lease Term
----    ------    -----------------------------     ---------    ---------    -----------     ---------    ---------    -----------

200               DEPT OF HIGHWAY SAFETY                                                                                       0.00
                                                                                                                            3/01/91
           RNT    MONTHLY RENT                       3,461.80     3,460.60       3,460.80       1/08/02     3,461.80        2/26/01
           OCR    PAYMENT TO OPEN CREDIT                -0.22         0.00           0.00                      -0.22
                                                    ---------    ---------    -----------                  ---------
                                                     3,461.56     3,460.80       3,460.80                   3,461.50
101        101    N.FLA OBSTETRICAL & GYN ASSOC                                                                                 0.0
                                                                                                                            o/01/o7
           OCR    PAYMENT TO OPEN CREDIT                 -0.7         0.00           0.00                      -0.07        7/31/00
                                                    ---------    ---------    -----------                  ---------
                                                         -0.7         0.00           0.00                      -0.07
101        101    HOWARD E. WEISS, DO, FA                                                                                  3,395.64
                                                                                                                           10/01/00
           STC    COUNTY SALES TAX                       0.00        28.61          28.61       1/10/02         0.00        9/30/05
           RNT    MONTHLY RENT                           0.00     2,861.00       2,861.00       1/10/02         0.80
           OCR    PAYMENT TO OPEN CREDIT               -54.00         0.00           0.00                     -54.00
           STX    SALES TAX                              0.00       171.66         171.66       1/10/02         0.00
                                                    ---------    ---------    -----------                  ---------
                                                       -54.00     3,061.27       3,061.27                     -54.00
301        301    HEWLETT-PACKARD COMPANY                                                                                      0.00
Former
                                                                                                                            4/01/94
           OCR    PAYMENT TO OPEN CREDIT                -0.06         0.00           0.00                      -0.06        3/31/01
           STX    SALES TAX                              0.06         0.00           0.00                       0.06
                                                    ---------    ---------    -----------                  ---------
                                                         0.00         0.00           0.00                       0.00
401        401    LCM IMAGING FA                                                                                           1,760.49
                                                                                                                            4/01/96
           STC    COUNTY SALES TAX                     -15.53        15.53           0.00                       0.00        3/31/06
           RNT    MONTHLY RENT                      -1,552.59     1,552.59           0.00                       0.80
           OCR    PAYMENT TO OPEN CREDIT            -1,591.55         0.00           0.00                  -1,591.55
           STX    SALES TAX                            -99.16        93.16           0.00                       0.00
                                                    ---------    ---------    -----------                  ---------
                                                    -3,252.83     1,661.28           0.00                  -1,591.55
500        500    UNITED STATES OF AMERICA G&A                                                                                 0.00
                                                                                                                           12/15/91
           RNT    MONTHLY RENT                      73,367.02    73,367.02      20,682.48       1/03/02   126,051.56       12/14/04
           OCR    PAYMENT TO OPEN CREDIT            26,307.57         0.00      41,431.36       1/14/02   -67,738.93
                                                    ---------    ---------    -----------                  ---------
                                                    47,059.45    73,367.02      62,113.84                  58,312.63

1/31/02                                               BRENTWAY MANAGEMENT LLC                                              11:04 am
User: MANAGER                                     Activity Reconciliation Report                                            Page: 2
Property: CEDAR INCOME FUND - FLORIDA          Report Date From: 1/01/02 To: 1/31/02
 702   44 5 BAYLES AVE o304
     JACKSONVILLE, FL 32256


Unit Ref.                                           Beginning    Charges and  Payments and    Payment       Ending       Deposits/
Number  Suite           Name / Description           Balance     Adjustments  Adjustments       Date        Balance     Lease Term
----    ------    -----------------------------     ---------    ---------    -----------     ---------    ---------    -----------
501        501    INTUITION, INC.                                                                                         10,000.00
                                                                                                                            8/01/94
           STC    COUNTY SALES TAX                    -202.60       202.60           0.00                       0.00        1/31/05
           RNT    MONTHLY RENT                      -0,255.99    20,255.99           0.00                       0.00
           STX    SALES TAX                         -1,215.36     1,215.36           0.00                       0.00
                                                    ---------    ---------    -----------                  ---------
                                                   -21,679.95    21,679.95           0.00                       0.00
902        902    FIRST COAST ON-LINE                                                                                        900.00
                                                                                                                            7/01/98
           STC    COUNTY SALES TAX                       8.66         8.66           8.66       1/07/02         8.66        6/30/04
           RNT    MONTHLY RENT                         866.67       866.67         866.67       1/07/02       866.67
           OCR    PAYMENT TO OPEN CREDIT                -0.06         0.00           0.00                      -0.06
           STX    SALES TAX                             52.00        52.00          52.00       1/07/02        52.00
                                                    ---------    ---------    -----------                  ---------
                                                       927.27       927.33         927.33                     927.27
930        930    SOUTHPOINT GRILL                                                                                           966.67
                                                                                                                            5/01/96
           STC    COUNTY SALES TAX                       0.00        10.64          10.64       1/22/02         0.00        4/30/06
           RNT    MONTHLY RENT                           0.00     1,063.33       1,063.33       1/22/02         0.00
           OCR    PAYMENT TO OPEN CREDIT                -7.44         0.00           9.72       1/22/02       -11.16
           STX    SALES TAX                              0.00        63.79          63.79       1/22/02         0.00
                                                    ---------    ---------    -----------                  ---------
                                                        -7.44     1,197.76       1,141.48                     -11.16
950        950    INTERMEDIA COMMUNICATIONS/0001                                                                           2,600.00
                                                                                                                            9/08/92
           STC    COUNTY SALES TAX                     110.58        99.40         157.60       1/29/02        -7.62        9/30/07
           RNT    MONTHLY RENT                       7,877.88     9,938.94      15,755.76       1/29/02    -3,998.94
           OCR    PAYMENT TO OPEN CREDIT                -9.11         0.00           0.00                      -9.11
           STX    SALES TAX                            581.16       296.33         945.32       1/29/02      -127.83
                                                    ---------    ---------    -----------                  ---------
                                                     8,560.51     4,214.67      16,858.68                  -4,083.50

1/31/02                                               BRENTWAY MANAGEMENT LLC                                              11:04 am
User: MANAGER                                     Activity Reconciliation Report                                             Page 3
Property: CEDAR INCOME FUND - FLORIDA          Report Date From: 1/01/02 To: 1/31/02
 702   44 5 BAYLES AVE o304
     JACKSONVILLE, FL 32256


Unit Ref.                                           Beginning    Charges and  Payments and    Payment       Ending       Deposits/
Number  Suite           Name / Description           Balance     Adjustments  Adjustments       Date        Balance     Lease Term
----    ------    -----------------------------     ---------    ---------    -----------     ---------    ---------    -----------
PROPERTY TOTALS:                                                                                                          19,612.00
           STC    COUNTY SALES TAX                     -98.89       305.44         205.51                       1.04
           RNT    MONTHLY RENT                      65,764.79   107,366.34      44,690.04                                126,441.09
                                                           --                                                     --
           OCR    PAYMENT TO OPEN CREDIT            27,970.08         0.00      41,435.08                  69,405.16
           STX    SALES TAX                           -675.30     1,832.30       1,232.77                     -75.77
                                                    ---------    ---------    -----------                  ---------
                                                    35,020.52                  109,504.08     87,563.40                   56,961.20

                                   EXHIBIT D

                               SERVICE CONTRACTS

                                   EXHIBIT D

                                   CONTRACTS

Vendor                                            Date of Agreement
Emergency Systems, Inc.                           January 7, 2000
Gateway Systems, Inc.                             May 25, 1999
American Maintenance                              March 1, 2000
Lawn Industries Inc.                              August 31, 1999
CSI Waste Services                                August 11, 1998
Kane-Jenkins Associates, Inc.                     November 18, 1993
Florida Comfort, Inc.                             April 1, 1992
Terminix                                          January 1, 2000

                                   EXHIBIT E

                         FORM OF TENANT ESTOPPEL LETTER

                                   EXHIBIT E

                          TENANT ESTOPPEL CERTIFICATE

TO: DAVID E. GONZALES CORPORATION, a Maryland corporation, its successors and assigns ("Buyer"), and

        CEDAR INCOME FUND PARTNERSHIP, L.P., as ("Landlord").

RE: Lease ("Lease") dated _______________ , ______ , known as Suite No. _______ in ________________ , located at __________________ City of
Jacksonville, Duval County, Florida ("Premises") between ___________________ ("Landlord"), as Landlord, and ___________________ ("Tenant"), as Tenant, as amended by__________________________
______________________________________________________

For $10.00 and other good and sufficient consideration, receipt of which is hereby acknowledged, and for the purposes of providing information to Buyer regarding the Project known as__________________________ (the "Project"), the Lease and the Premises (as such terms are defined below), Tenant does hereby certify to Buyer and Landlord that all of the following statements are true as of the date of this Certificate:

1. That certain Lease between Landlord and Tenant is a binding agreement and is unmodified and in full force and effect as of the date hereof, except as specified above.

2. The commencement date of the Lease was ___________________ and the expiration date of the Lease is ___________________, unless otherwise extended in accordance with the terms of the Lease. Tenant has no renewal terms under the terms of the Lease, except as specified below.

        Renewal terms: _________________________________________

3. The Premises consists of approximately ________________ square feet of space, and Tenant's Pro Rata Share of common area maintenance expenses and other common charges, such as real estate taxes and insurance ("CAM") is _____%.

4. All Rent due under the Lease through ______________, 2001 has been paid in full, and the next payment of Rent is due ___________________, 2001/ 2002. The current fixed minimum rent under the Lease is $___________________, plus tax, per month. The current Additional Rent for CAM is $___________________, plus tax, per month.

5. All rent, charges or other payments, if any, due Landlord under the Lease have been paid as of the date of this certification, and there has been no prepayments of rent or other obligations other than prepayment of rent for the current month.

6. Tenant is not entitled to any free rent or reduced rent for any period after the date hereof (except as indicated following this sentence). If none, state "none".

        Free/Reduced Rent Entitlement: ___________________________________

7. Tenant has paid to Landlord a security deposit of $___________________, which is being held by Landlord pursuant to the tems and conditions of the Lease and is not required to be held in a segregated account pursuant to the terms of the Lease. (If there is no security deposit, please insert the word "None" in the blank above). The Guarantor(s), if any, under the Lease is (if none, state "none"):________________________________________________

        If there is a Guarantor, then a true and correct copy of the Guaranty is attached hereto for reference.

8. Neither Tenant nor Landlord is in default under any terms of the Lease nor is Tenant aware of any fact or circumstance which with the passage of time (after notice, if any, required by the Lease) would become an event of default by Tenant or Landlord under the Lease. To the best of Tenant's knowledge, no claim, controversy or dispute exists between Tenant and Landlord.

9. No refunds or other credits are due to Tenant for CAM (real estate taxes and/or common area maintenance or operating expenses) paid by Tenant to Landlord as Additional Rent for any calendar years ending on or before December 31, 2000.


                                      2


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10.     Tenant has not assigned its interest in the Lease or sublet any of the
        Leased Premises, except as follows. If none, state "none."
        _______________________________________

11. Tenant has no known claims, defenses against Landlord, or set-offs or other amount owing from Landlord arising from the Lease, including, without limitation, any tenant improvement allowances, concessions or obligations on the part of the Landlord, except as follows. If none, state "none." __________________________________________

12. The Lease does not contain and Tenant does not have any outstanding options or rights of first refusal to lease any other portion of the Project or to purchase the Project or any part thereof or the real property of which the Premises are a part.

13. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any action brought under said bankruptcy laws with respect to Tenant.

14. All insurance required of Tenant by the Lease has been provided by the Tenant and all premiums paid.

15. Landlord has completed the build-out of the Premises, including all punch list items, in accordance with the Lease, and Tenant has accepted the Premises in its current condition and has entered into possession and occupancy of the Premises.

16.     Tenant acknowledges:

        (i) that Buyer has agreed to purchase the Project, and to accept an assignment of the Lease as Landlord; and

        (ii) that Buyer requires this certification as a condition to the purchase of the Property and is relying thereon; and

        (iii) that this certification shall be binding upon Tenant, and may be relied upon by Landlord and Buyer and the respective successors and assigns of each of them and all parties claiming through or under such persons or any such successor or assign;

        (iv) any changes to this Estoppel Certificate must be made in writing and must be signed by both Buyer and Landlord.

    IN WITNESS WHEREOF, the undersigned, being a duly authorized representative of Tenant, has caused this certificate to be executed this ______ day of _________________, 2001.

                                TENANT:
                                _________________________________________

                                a________________________________________


                                By:______________________________________

                                Name:____________________________________

                                Title:___________________________________


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

                                   EXHIBIT F

                              PERMITTED EXCEPTIONS

                              A.L.T.A. COMMITMENT
                        CHICAGO TITLE INSURANCE COMPANY
                            SCHEDULE B -- Section 2

Commitment Number 150101587

II. Schedule B of the policy or policies to be issued will contain exceptions to the following matters unless the same are disposed of to the satisfaction of the Company.

        1. Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the Public Records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

        2.     Standard Exceptions

               a. Rights or claims of parties in possession not shown by the Public Records.

               b. Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey and inspection of the premises.

               c. Easements, or claims of easements, not shown by the Public Records.

               d. Any lien, or right to a lien, for service, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the Public Records.

               e. Taxes or special assessments which are not shown as existing liens by the Public Records.

               f. Any claim that any portion of said lands are sovereign lands of the State of Florida, including submerged, filled or artificially exposed lands and lands accreted to such lands.

               g. Taxes and assessments for the year 2001 and subsequent years.

        3. Standard exceptions (b) and (c) may be removed from the policy when a satisfactory survey and surveyor's report and inspection of the premises is made.

        4. Standard exceptions (a) and (d) may be removed upon receipt of a satisfactory affidavit-indemnity from the party shown in title and in possession stating who is in possession of the lands and whether there are improvements being made at date of commitment or contemplated to commence prior to the date of closing which will not have been paid for in full prior to the closing.

        5. Reservation of Drainage Easement recited in Warranty Deed recorded in Official Records Book 7189, Page 678, of the Public Records of Duval County, Florida, as to Parcel 1.

        6. Resolution 53-156-127 recorded in Official Records Book 5645, Page 2256, amended by City of Jacksonville Resolution 84-207-66 and Resolution 84-1098-347, and as amended by Resolution 84-1249-388 and City of Jacksonville Resolution 85-602-235 and 85-1393-434, as further amended by Notice of Substantial Deviation and other Amendments of Development Order recorded in Official Records Book 6007, Page 1780, and amended by Allocation of Square Footage made pursuant to Substantial Deviation to Development Order recorded in Official Records Book 6007, Page 1782, of the Pubic Records of Duval County, Florida, as amended by the City Council of Jacksonville Resolution Nos 87-1249-389, 88-1548-597 and 90-212-116 and further amended by Notice of Amendment to Southpoint Development Order recorded in Official Records Book 6423, Page 478 and Allocation recorded in Official Records Book 6o78, Page 422 and further amended by Allocation of Development Rights-Southpoint recorded in Offical Records Book 7189, Page 683, of the Public Records of Duval County, Florida, as to Parcels 1 and 2.

        7. Terms, provisions, conditions, easements, assessments, and restrictions created by and set forth in the declaration recorded May 23, 1983, in Official Records book 5662, Page 2106, of the Public Records of Duval County, Florida, as at Parcels 1 and 2.

        8. Restrictions, covenants and conditions contained in Declaration of Restrictive Covenants recorded November 30, 1984, in Official Records Book 5884, Page 1734, re-recorded in Official Records Book 5905, Page 371, and amended by Allocation of Office Space recorded in Official Records Book 5910, Page 494, Official Records Book 6909, Page 701; Affidavit recorded in Official Records Book 6337, Page 932, and amended by Allocation of Office Space recorded in Officla Records Book 7101, Page 1229, of the Public Records of Duval County, Florida as to Parcel 1.

        9. Utility Easement set forth in Common Easement for Utilities recorded March 4, 1980, in Official Records Book 5064, page 384, of the Public Records of Duval County, Florida as to Parcels 1 and 2.

        10. Utility Easement set forth in Grant of Easement recorded August 21, 1980, in Official Records Book 5172, page 750, of the Public Records of Duval County, Florida, as to Parcels 1 and 2.

        11. Drainage and Underground Utility Easement set forth in Grant of Easement recorded December 8, 1983, in Official Records Book 5731, Page 831, of the Public Records of Duval County, Florida, as to Parcel 1.

        12. Easement granted to City of Jacksonville by instrument recorded on September 29, 1983, in Official Records Book 5731, Page 635, of the Public Records of Duval Country, Florida, as to Parcel 2.

        13. Easement as described in Warranty Deed recorded in Official Records Book 5752, Page 1721, of the Public Records of Duval County, Florida, as to Parcel 2.

        14. Terms, covenants, conditions and other matters contained in any unrecorded Lease(s) and all rights thereunder of the Lessee(s) and of any person claiming by, through or under the Lessee(s).

               NOTE: 2000 Taxes are PAID under Parcel No. 152570-2075 in the gross amount of $6,750.59. Date Paid: November 30, 2000. (As to Parcel 1).

               NOTE: 2000 Taxes are PAID under Parcel No. 152862-0100 in the gross amount of $107,49o.23 Date Paid: November 30, 2000. (As to Parcel 2).

                         End of Schedule B - Section 2

                                   EXHIBIT G

                           DUE DILIGENCE CONTRACTORS
                             AND PRE-APPROVED TESTS

                                   EXHIBIT G

                                      NONE

                                   EXHIBIT H

                           CONFIDENTIALITY AGREEMENT

                                   EXHIBIT H

                           CONFIDENTIALITY AGREEMENT

    THIS CONFIDENTIALITY AGREEMENT ("Agreement") is made this ____________ day of ____________________ , 2002, by and between CEDAR INCOME FUND PARTNERSHIP, L.P. (hereinafter referred to as "The Company", and ________________ , a ________________ ("Potential Buyer's Agent").

    WHEREAS, The Company, is the owner of certain property located at 6800 Southpoint Parkway, Jacksonville, Florida (referred to herein as the "Property"); and

    WHEREAS,                ("Potential Buyer") has expressed an interest in
purchasing the Property and has requested that The Company (i) provide Potential Buyer's Agent with certain documents relating to the Property for review and (ii) permit Potential Buyer's Agent to perform its own investigation of the Property; and

    WHEREAS, The Company believes that it may suffer irreparable harm if the Evaluation Material (as hereinafter defined) is disclosed to third parties other than Potential Buyer's Agent; and

    WHEREAS, in consideration of The Company furnishing Potential Buyer's Agent with information regarding the Property, Potential Buyer's Agent desires to make certain agreements regarding such information and any other information The Company, its agents and representatives furnish to Potential Buyer's Agent regarding the Property, together with all notes, analyses, compilations, studies or other documents, whether prepared by Potential Buyer's Agent or others, which contain or otherwise reflect such information (such information, and such documents, are collectively herein referred to as the "Evaluation Material").

    NOW THEREFORE, in consideration of the promises and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Potential Buyer's Agent enters into this Agreement:

    Section 1. Term. This Agreement shall become effective as of the date first written above and shall terminate as to the Property only upon consummation of a sale of such Property by The Company to Potential Buyer ("Transaction").

    Section 2. Limitation on Use. Potential Buyer's Agent shall use the Evaluation Material solely for the purpose of evaluating, negotiating and implementing the Transaction, and for no other purpose. Without the prior written consent of The Company, which consent may be withheld in its sole discretion, Potential Buyer's Agent shall not contact nor attempt to contact any tenant, lender, director, advisor, shareholder or other party in connection with any Property nor any of their respective officers, employees, agents or attorneys.

    Section 3. Limited Access. Without the prior written consent of The Company to be granted or withheld in its sole discretion, Potential Buyer's Agent shall not disseminate or divulge the Evaluation Material, or any part thereof, to any person or entity, other than as set forth below. Potential Buyer's Agent shall limit access to the Evaluation Material to such persons who have a need for access to the Evaluation Material for the purpose of assisting and advising Potential Buyer's Agent in the evaluation, negotiation and implementation of the Transaction. Without the prior written consent of The Company, Potential Buyer's Agent shall not, directly or indirectly, contact, seek or attempt to seek any information from, any person other than The Company regarding the Property or the Evaluation Material.

    Section 4. Confidentiality; Return of Documents. Potential Buyer's Agent agrees that Potential Buyer's Agent shall ensure that all persons to whom it discloses the Evaluation Material shall keep the Evaluation Material confidential. In the event that the Transaction is not consummated, Potential Buyer's Agent shall return to The Company, and shall ensure that all persons to whom it has disclosed the Evaluation Material shall return to The Company, all copies of the Evaluation Material, unless otherwise directed by The Company. Potential Buyer's Agent will inform The Company immediately of any improper disclosure of any of the Evaluation Material, and of any breach of any provision of this Agreement, which may come to Potential Buyer's Agent's attention.

    Section 5. Liability. If The Company determines that Potential Buyer's Agent has breached any provision of this Agreement, Potential Buyer's Agent shall pay to The Company, at The Company's option, any compensation, consideration or any other benefits which it received, directly or indirectly, in any transaction related to such violation and The Company, in its sole discretion, exercise any or all legal or equitable rights or remedies to which The Company is entitled on account of Potential Buyer's Agent's breach, including but not limited to monetary damages and/or an injunction. The Company shall not be deemed to have waived any of its rights or remedies on account of its failure, delay or forbearance in exercising any such right or remedy in a particular instance.

    Section 6. Indemnification. Potential Buyer's Agent shall defend, indemnify and hold harmless The Company from and against any and all claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including attorneys' fees) asserted against or incurred by The Company as a result of any violation of, or failure to comply with, the provisions of this Agreement by Potential Buyer's Agent or any person to whom it has disclosed the Evaluation Material.

    Section 7. Release of The Company. Potential Buyer's Agent acknowledges and understands that some or all of the Evaluation Material may have been prepared by parties other than The Company, and further acknowledges and understands that The Company makes no representation or warranty whatsoever, express or implied, with respect to the content, completeness or accuracy of the Evaluation Material. Potential Buyer's Agent hereby releases The Company from all claims, demands, causes of action, losses, damages, liabilities, cost or expenses (including attorneys' fees) asserted against or incurred by Potential Buyer's Agent by reason of Potential Buyer's Agent's reliance on or knowledge of the Evaluation Material or by any other reason.

    Section 8. Miscellaneous. This Agreement represents the entire agreement between Potential Buyer's Agent and The Company relating to the receipt, use and disclosure of the Evaluation Material, and may be amended only by written agreement signed by the parties hereto. This Agreement shall apply to and be binding upon Potential Buyer's Agent and its affiliates and subsidiaries and each of their respective directors, officers, employees, agents, successors and assigns. The representative signing this Agreement on behalf of Potential Buyer's Agent represents that he or she is fully authorized to enter into the terms and conditions of this Agreement and to bind legally Potential Buyer's Agent, The construction, interpretation and performance of this Agreement shall be governed by the laws of the United States of America, and to the extent that state law would apply, the laws of the State of New York, without regard to conflicts of law principles thereof.

    EXECUTED this _________ day of  _________________________ , 2002.
                                    Potential Buyer's Agent

                                    ________________________________

                                    By: ____________________________
                                        Signature

                                        ____________________________
                                        Print Name

                                        ____________________________
                                        Title

                                        Address:
                                        ____________________________

                                        ____________________________

                                        ____________________________